As filed with the Securities and Exchange Commission on October 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	94-3171940
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

400 Oyster Point Boulevard
South San Francisco, CA 94080

(650) 244-4990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sunil Bhonsle, President
400 Oyster Point Boulevard
South San Francisco, CA 94080
(650) 244-4990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Fran Stoller, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel. No.: 212-407-4159 Fax No.: 212-214-0706	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel. No.: 212-262-6700 Fax No.: 973-597-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-198476)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each unit consisting of :	$500,000	$58
(i) one share of common stock, par value $0.001(3)
(ii) 0.75 of one Class A warrant to purchase one share of common stock (3(4))
Underwriter’s warrants (3)(4)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(2) Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(4) The shares of common stock issuable upon exercise of such warrants are not being registered herewith.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Titan Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1, as amended (Registration No. 333-198476), including the exhibits thereto (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 2, 2014. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-198476), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Loeb & Loeb LLP re: legality.

23.1	Consent of OUM & Co., LLP.

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 2, 2014.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Marc Rubin	Executive Chairman of the Board of Directors	October 2, 2014
Marc Rubin, M.D.

/s/ Sunil Bhonsle	President and Director	October 2, 2014
Sunil Bhonsle, Ph.D.	(principal executive and principal financial officer)

/s/ Brian Crowley	Vice President Finance	October 2, 2014
Brian Crowley	(principal accounting officer)

*	Director	October 2, 2014
Victor J. Bauer

*	Director	October 2, 2014
Eurelio Cavalier, M.D.

*	Director	October 2, 2014
M. David MacFarlane

*	Director	October 2, 2014
Ley Smith

/s/ Sunil Bhonsle
* By: Sunil Bhonsle, as attorney-in-fact